EXHIBIT 14

           Independent Auditors' Consent - PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of Montgomery Small Cap Opportunities Fund and Montgomery U.S. Emerging Growth Fund. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement. Further, we consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Investment Management and Other Services" in the Statement of Additional
Information constituting parts of Post-Effective Amendment No. 62 to the registration statement on Form N-1A dated October 31, 1998, which is also incorporated by reference into this Registration Statement on Form N-14.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 17, 1998

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